News Release

Contact: Sheila Davis - PR/IR Mgr. - 641-585-6803 - sdavis@wgo.net

WINNEBAGO INDUSTRIES THIRD QUARTER OF FISCAL 2014 FINANCIAL RESULTS ANNOUNCEMENT TO BE MADE ON JUNE 26, 2014
-- Conference Call Scheduled for 9:00 a.m. CDT --

FOREST CITY, IOWA, June 12, 2014 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, will issue an advisory release and host a conference call on Thursday, June 26, 2014. Winnebago Industries plans to issue an advisory release before the market opens on June 26, 2014 notifying the public that a complete and full-text press release discussing the financial results for the Company's third quarter of Fiscal 2014 ended May 31, 2014 will be available no earlier than 6:00 a.m. CDT in the “Investor Relations” section of the Company's website at: www.winnebagoind.com/investor.html.

The Company will also host a conference call on June 26, 2014 at 9 a.m. CDT to discuss the financial results for its third quarter of Fiscal 2014. Winnebago Industries' conference call may be heard live via the Company's website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the webcast: either Microsoft Windows Media Player or Adobe Flash Player and an internet connection speed of approximately 32 kbps. The Microsoft Windows Media Player software is downloadable free at: http://windows.microsoft.com/en-us/windows/windows-media-player, and the Adobe Flash Player software is downloadable free at: http://get.adobe.com/flashplayer/.

About Winnebago Industries
Winnebago Industries, Inc., "The Most Recognized Name In Motorhomes®", is a leading U.S. manufacturer of recreation vehicles, which are used primarily in leisure travel and outdoor recreation activities. The Company and its subsidiary build quality motorhomes, travel trailers, fifth wheel products and transit buses under the Winnebago, Itasca, Winnebago Touring Coach, SunnyBrook and Metro brand names. Winnebago Industries has received the Quality Circle Award from the Recreation Vehicle Dealers Association every year since 1996. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

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